UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

U.S. GoldMining Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-41690	37-1792147
(Commission File Number)	(IRS Employer Identification No.)

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 4A2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 388-9788

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USGO	The Nasdaq Stock Market LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 11, 2026, Aleksandra Bukacheva notified U.S. GoldMining Inc. (the “Company”) of her resignation as a member of the Company’s Board of Directors (the “Board”), including as a member of the Nominating and Corporate Governance Committee and the Compensation Committee, and as the Chairperson of the Audit Committee of the Board (the “Audit Committee”), effective as of August 14, 2026. Her resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 27, 2026, the Company received written notice from Nasdaq’s Listing Qualifications Department stating that, as a result of Ms. Bukacheva’s resignation and no longer serving as a member of the Board and the Audit Committee, the Company no longer complies with Nasdaq’s audit committee requirements set forth in Nasdaq Listing Rule 5605. However, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or August 14, 2027; or
●	if the next annual shareholder’s meeting is held before February 10, 2027, then the Company must evidence compliance no later than February 10, 2027.

Nasdaq Listing Rule 5605(c)(2) requires the Audit Committee to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and meets the heightened independence standards applicable to audit committee members.

The Company will endeavor to achieve compliance as soon as possible and the Board is engaged in a search for an independent director to join the Audit Committee prior to the expiration of the cure period.

The foregoing has no immediate effect on the Company’s Nasdaq listing, subject to compliance with the listing rules.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this Current Report on Form 8-K (this “Report”) constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (“forward-looking statements”). Such statements include statements with regard to the Company’s compliance with Nasdaq Listing Rule 5605(c), the Company’s timing and success at finding a director replacement for the Audit Committee, and the Company regaining compliance with Nasdaq Listing Rule 5605(c). Words such as “expects”, “anticipates”, “plans”, “estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes, other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this Report on Form 8-K. Forward-looking statements contained in this Report are made as of this date, and the Company does not undertake any duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	U.S. GOLDMINING Inc.

	By:	/s/ Tim Smith
	Name:	Tim Smith
	Title:	Chief Executive Officer